UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2005

QUALCOMM INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-19528	95-3685934

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (858) 587-1121

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement

On January 17, 2005, QUALCOMM Incorporated (the “Company”) entered into an offer letter agreement (the “Agreement”) with Rich Sulpizio, a member of the Company’s Board of Directors. The following description of the Agreement is a summary of the material terms of the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Agreement which is attached to this Form 8-K.

Pursuant to the terms of the Agreement, Mr. Sulpizio will be employed by the Company, beginning on January 17, 2005, as President of the Company’s wholly-owned subsidiary, MediaFLO USA and will report directly to Dr. Paul Jacobs, the Company’s Executive Vice President & Group President, QUALCOMM Wireless and Internet Group. Mr. Sulpizio will also continue to be a member of the Company’s Board of Directors.

The Agreement provides for a starting salary, which is subject to the final approval of the Company’s Compensation Committee, calculated at an hourly rate of $230.77, which is equivalent to $480,001.60 on an annual basis. The Agreement also provides that Mr. Sulpizio will be eligible to participate in all of the Company’s standard employee benefit plans for an employee at a senior executive level, including its supplemental health plan which would reimburse Mr. Sulpizio for most expenses not covered by the primary medical insurance plan. Mr. Sulpizio is required to, as a condition of his employment, sign the Company’s standard Terms of Employment, which provides that his employment will be at-will and also the Company’s standard Inventions Disclosure, Confidentiality & Propriety Rights Agreement.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Offer Letter Agreement dated January 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

(Registrant)

Date	January 19, 2005

/s/ Daniel L. Sullivan, Ph.D.

(Signature / printed name and title)

Exhibit Index

Exhibit	Description
99.1	Offer Letter Agreement dated January 17, 2005